EXhibit 99.1

BLINK CHARGING ANNOUNCES RECORD FOURTH QUARTER AND YEAR END 2022 RESULTS

Significant topline growth driven both organically and via strategic acquisitions

●	Full Year 2022 total revenues increased 192% to $61.1 million compared to $20.9 million for full year 2021; Q4 2022 total revenues increased 184% to $22.6 million compared to $7.9 million in Q4 2021
●	213% increase in service revenues(1) to $5.7 million in Q4 2022 compared to $1.8 million in Q4 2021
●	827% increase in network fees to $2.3 million in Q4 2022 compared to $0.2 million in Q4 2021
●	370% increase in gross profit to $6.5 million in Q4 2022 compared to $1.4 million in Q4 2021
●	7,571 charging stations contracted, deployed or sold in Q4 2022; increase of 86% over Q4 2021
●	Integration of recently acquired SemaConnect and EB Charging progressing on track
●	Following the close of the quarter, Blink closed a public offering with gross proceeds of $100 million

Miami Beach, FL, February 28, 2023 — Blink Charging Co. (Nasdaq: BLNK, BLNKW) (“Blink” or the “Company”), a leading owner, operator, and provider of electric vehicle (EV) charging equipment and services, today announced financial results for the fourth quarter and year ended December 31, 2022.

The following financial highlights are in thousands of dollars and unaudited.

	Three Months Ended			Year Ended
	December 31,			December 31,
	2022	2021	Increase	2022	2021	Increase
Product Sales	$15,780	$5,718	176%	$46,018	$15,480	197%
Service Revenues (1)	5,673	1,813	213%	12,504	4,414	183%
Other Revenues(2)	1,153	419	175%	2,617	1,046	150%
Total Revenues	$22,606	$7,950	184%	$61,139	$20,940	192%

(1)	Service Revenues consist of charging service revenues, network fees, and ride-sharing service revenues.
(2)	Other Revenues consist of other revenues, warranties, and grants and rebates

“2022 was a milestone year for Blink, highlighted by revenue that nearly tripled, substantially improved gross margin performance, and the strategic acquisitions and integrations of SemaConnect and EB Charging, which significantly enhanced our global presence. The addition of SemaConnect, also provided us with vertically integrated manufacturing capabilities in the U.S., qualifying Blink for Buy American eligibility and incentives. Blink’s record topline performance throughout 2022 outpaced our industry and demonstrates our ability to drive organic growth for our EV charging products and services as well as the strength of the strategic acquisitions which have extended our recognition and reach worldwide,” commented Michael D. Farkas, Chairman and Chief Executive Officer. “EV adoption represented 10% of all vehicles sold globally in 2022, and the important data point to watch is the trendline – EV adoption grew by 65% for the year and continues to gain traction among car buyers. As more EVs take to the road, Blink has the high-tech network, suite of equipment for any deployment landscape, flexible ownership models and reputation as a reliable provider, which uniquely position us to capitalize on the accelerating transition to electrified transportation.

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“To highlight our competitive strength, we are the only fully vertically integrated EV charging provider in the U.S. It is common in the charging industry to provide either products or services, but Blink has a fully redesigned and upgraded network and we design, manufacture and deploy chargers while also offering flexible business models to best serve our customers and partners. Our business models range from simply providing the equipment and access to the network for a one-time installation fee; to our hybrid model where we provide hardware, software and maintenance services and share revenue with the site host; to our owner operator model, where we provide installation and equipment and are responsible for the ongoing operation of the chargers, creating long-term recurring revenue for Blink. Our ability to provide high quality equipment and a network featuring market-leading architecture, combined with our flexible business models, makes us attractive to new customers and allows us to effectively service our existing clients. We’ve built a strong foundation for growth and the expansion of our leadership in the EV charging industry, both domestically and internationally.”

Mr. Farkas concluded, “We are energized by the opportunities we’re seeing in the marketplace. As previously announced, we’re expanding and scaling our manufacturing capabilities in the U.S. to ensure we have the equipment to service the anticipated exponential growth in demand for charging infrastructure and we were especially pleased to have these efforts recognized earlier this month in the White House announcement of the New Standards and Major Progress for a Made-in-America National Network of Electric Vehicle Chargers. We remain focused on aggressively competing for a share of the $7.5 billion in government funding earmarked for EV infrastructure buildout, with the goal of continuing to increase our role in facilitating the transition to EVs by ensuring there are reliable charging solutions for every venue including retail, public and home location as well as fleets.

“We enter 2023 in a strong position, thanks to our operational success in 2022 and the recent offering which generated gross proceeds of approximately $100 million. With our financial flexibility we are confident in our strategy to drive organic growth through the deployment of chargers in high density, highly trafficked locations worldwide, as well as through acquisitions or investment in businesses, products and technology that complement our offerings and can enhance our growth strategy. We look forward to continuing to expand and elevate our leadership role in the EV revolution.”

Financial Results

Revenues

Total Revenues increased 184% to $22.6 million for the fourth quarter of 2022, an increase of $14.7 million compared to the fourth quarter of 2021.

Product Sales increased 176% to $15.8 million in the fourth quarter of 2022, an increase of $10.1 million compared to the same period in 2021, primarily driven by increased sales of commercial chargers, DC fast chargers, and residential chargers.

Service Revenues, which consist of charging service revenues, network fees, and ride-sharing service revenues, increased 213% to $5.7 million in the fourth quarter of 2022, up $3.9 million from the fourth quarter of 2021, primarily driven by an increased number and greater utilization of chargers in Blink’s portfolio, significant increase in network fees, warranty and other, as well as increased revenues associated with the Blink Mobility ride-sharing service program.

Network fees grew 827% to $2.3 million compared to network fees of $0.2 million in the same period of 2021.

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Gross Profit

Gross Profit increased 370% to $6.5 million, or 29% of revenue, in the fourth quarter of 2022, compared to gross profit of $1.4 million, or 17% of revenue, in the fourth quarter of 2021.

Net Loss and Loss Per Share

Net Loss for the fourth quarter of 2022 was $28.1 million, or $(0.55) per share, compared to net loss of $19.0 million, or $(0.45) per share, in the fourth quarter of 2021.

Adjusted EBITDA (3) and Adjusted EPS (4)

Adjusted EBITDA for the fourth quarter of 2022 was a loss of $14.8 million compared to an Adjusted EBITDA loss of $9.1 million in the prior year period. Sequentially, fourth quarter Adjusted EBITDA improved by nearly $3 million over third quarter of 2022.

Adjusted EPS for the fourth quarter of 2022 improved to ($0.41) compared to Adjusted EPS of ($0.44) in the fourth quarter of 2021 and compared to Adjusted EPS of ($0.47) in third quarter of 2022.

Cash and cash equivalents

●	As of December 31, 2022, Cash and Cash Equivalents totaled $36.6 million. Following the close of the quarter, Blink closed a public offering with gross proceeds of $100 million.

Looking Forward

Mr. Farkas commented, “We drove strong results in 2022. With our visibility today, and our optimism around the opportunities we’re seeing in the marketplace, we are targeting revenues in the range of $100 million to $110 million and targeting gross profit in excess of 30% for full year 2023. With continued solid operational execution, we believe we are well-positioned to generate continued growth and improved margin performance.”

(3)	Adjusted EBITDA (defined as earnings (loss) before interest income (expense), provision for income taxes, depreciation and amortization, stock-based compensation, and acquisition related costs) is a non-GAAP financial measure management uses as a proxy for net income (loss). See “Non-GAAP Financial Measures” for a reconciliation of GAAP to Non-GAAP financial measures included at the end of this release.

(4)	Adjusted EPS (defined as earnings (loss) per diluted share) is a non-GAAP financial measure management uses to assess earnings per diluted share excluding non-recurring items such as acquisition-related costs, amortization expense of intangible assets and additional stock-based compensation expense. See “Non-GAAP Financial Measures” for a reconciliation of GAAP to Non-GAAP financial measures included at the end of this release.

Recent Highlights

●	Blink was included in the Biden-Harris Administration Announcement of the New Standards and Major Progress for a Made-In-America National Network of Electric Vehicle Chargers. Blink was recognized for its announced plans to expand its Bowie, Maryland facility by 30,000 square feet, investing $49 million over 10 years and creating 60 new jobs for the production of L2 chargers. Additionally, the announcement highlighted Blink’s plan for a new, state-of-the-art manufacturing facility in the U.S. that will provide up to 200,000 square feet of space to manufacture both DCFC and Level 2 chargers.

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●	Blue Corner signed a 10-year agreement with BluePoint, a leading venue and workspace provider and subsidiary of Belgium’s Technology Trade Federation AGORIA, to deploy 280 EV charging points to support more than 2,000 member companies at BluePoint’s business and network centers throughout Belgium.

●	The Company announced an agreement with three local companies in Costa Rica, GBT (a Grupo CAPRIS company) RQL and SBS to extend its footprint and promote electromobility in the region. The agreement involves the installation of a public network of Blink charging stations across the country, as well as the retail selling of Blink’s home charging unit, the HQ 150 and HQ 200. The first 14 EV charging points will include Blink’s IQ 200 dual and single port chargers in strategic locations, which will be available for all EV drivers.

●	Blink entered a national supplier agreement with Vizient, the largest member-driven healthcare performance improvement company, for the marketing and potential deployment of Blink charging stations and related services for Vizient members. The membership represents more than $130 billion in annual purchasing volume.

●	Blink announced an exclusive agreement with Mitsubishi Motors North America to make Blink chargers and turnkey install services available for all 323 U.S. dealerships. Blink will supply its MQ 200 and IQ 200 Level 2 chargers and will offer Blink DC Fast Chargers to all participating Mitsubishi dealerships across North America.

●	The Company announced a collaboration with Citybest, a sustainable transport mobility App that connects passengers with sustainable taxis, drivers and ride sharing services, to provide EV chargers in Latin America. Blink will install 50 Blink MQ 200 chargers at hotel chains in Mexico with another 20 Blink EQ 200 chargers deployed in Chile. During the initial launch, Citybest will provide free charging to Citybest drivers and look to open access to public charging in the future.

●	Blink unveiled five new products at the Consumer Electronics Show (CES) in January 2023. The new products include the Vision, EQ 200, Series 3, PQ 150, and 30kW DC Fast Charger, which are designed to serve the increasing demands of the growing EV markets across the U.S., Europe, Asia and Latin America.

●	The Company announced a collaborative agreement with Bosch to become the official EV charger provider for General Motors dealerships in Mexico to deploy the Blink IQ 200 family of charging products and services.

●	Blink will provide downtown Rockford, Illinois with EV charging stations through a procurement program established through the Region 1 Planning Council in 2022, that helps local governments in Northern Illinois purchase Electric Vehicle Charging Stations at pre-negotiated prices. Rockford has installed two Blink IQ 200 EV Charging Stations at a municipal parking lot and each L2 charging station allows two electric vehicles to charge simultaneously.

●	Blink signed a distribution agreement with ZOOZ Power (TASE: ZOOZ), a leading supplier of flywheel-based Power Boosting EV charging solutions, for the distribution, sale, and deployment of ZOOZ’s Kinetic Power Booster, the ZOOZTER™-100, that utilizes advanced technology for storing kinetic energy in flywheels to power EV DC fast chargers, reducing dependency on the electrical grid.

●	The Company, through its SemaConnect subsidiary, installed 50 EV charging stations at the Granite Properties development, Midtown Union in Atlanta, Georgia, a new, transformative, mixed-use development serving offices, retail and multifamily residences.

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Earnings Conference Call

Blink Charging will host a conference call and webcast to discuss fourth quarter and year-end 2022 results today, February 28, 2023 at 4:30 PM, Eastern Time.

To access the live webcast, log onto the Blink Charging website at www.blinkcharging.com, and click on the News/Events section of the Investor Relations page. Investors may also access the webcast via the following link: https://www.webcaster4.com/Webcast/Page/2468/47588.

To participate in the call by phone, dial (888) 506-0062 approximately five minutes prior to the scheduled start time. International callers please dial (973) 528-0011. Callers should use access code: 674206.

A replay of the teleconference will be available until March 30, 2023, and may be accessed by dialing (877) 481-4010. International callers may dial (919) 882-2331. Callers should use conference ID: 47588

###

About Blink Charging

Blink Charging Co. (Nasdaq: BLNK, BLNKW), a leader in electric vehicle (EV) charging equipment, has deployed over 66,000 charging ports across 25 countries, many of which are networked EV charging stations, enabling EV drivers to easily charge at any of Blink’s charging locations worldwide. Blink’s principal line of products and services includes the Blink EV charging network (“Blink Network”), EV charging equipment, EV charging services, and the products and services of recent acquisitions, including SemaConnect, Blue Corner and BlueLA. The Blink Network uses proprietary, cloud-based software that operates, maintains, and tracks the EV charging stations connected to the network and the associated charging data. With global EV purchases forecasted to rise to 10 million vehicles by 2025 from approximately 2 million in 2019, Blink has established key strategic partnerships for rolling out adoption across numerous location types, including parking facilities, multifamily residences and condos, workplace locations, health care/medical facilities, schools and universities, airports, auto dealers, hotels, mixed-use municipal locations, parks and recreation areas, religious institutions, restaurants, retailers, stadiums, supermarkets, and transportation hubs. For more information, please visit https://www.blinkcharging.com/.

Forward-Looking Statements

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements, and terms such as “anticipate,” “expect,” “intend,” “may,” “will,” “should” or other comparable terms, involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. Those statements include statements regarding the intent, belief or current expectations of Blink Charging and members of its management, as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, including those described in Blink Charging’s periodic reports filed with the SEC, and that actual results may differ materially from those contemplated by such forward-looking statements. Except as required by federal securities law, Blink Charging undertakes no obligation to update or revise forward-looking statements to reflect changed conditions.

Blink Investor Relations Contact

IR@BlinkCharging.com

855-313-8187

Blink Media Contact

PR@BlinkCharging.com

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BLINK CHARGING CO. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(in thousands, except for share and per share amounts)

(unaudited)

	For The Three Months Ended		For The Years Ended
	December 31,		December 31,
	2022	2021	2022	2021

Revenues:
Product sales	$15,780	$5,718	$46,018	$15,480
Charging service revenue - company-owned charging stations	3,009	1,302	6,866	2,978
Network fees	2,281	246	4,370	667
Warranty	453	101	928	220
Grant and rebate	13	120	296	400
Ride-sharing services	383	265	1,268	769
Other	687	198	1,393	426
	$-
Total Revenues	22,606	7,950	61,139	20,940

Cost of Revenues:
Cost of product sales	10,294	4,555	31,428	11,670
Cost of charging services - company-owned charging stations	697	397	1,466	707
Host provider fees	1,590	544	3,935	1,386
Network costs	539	147	1,463	454
Warranty and repairs and maintenance	1,358	149	2,795	892
Ride-sharing services	582	366	2,137	1,458
Depreciation and amortization	1,068	413	3,113	1,531

Total Cost of Revenues	16,128	6,571	46,337	18,098

Gross Profit	6,478	1,379	14,802	2,842

Operating Expenses:
Compensation	22,959	12,726	60,602	38,389
General and administrative expenses	7,803	3,406	27,826	10,516
Other operating expenses	3,486	4,360	15,645	9,606

Total Operating Expenses	34,248	20,492	104,073	58,511

Loss From Operations	(27,770)	(19,113)	(89,271)	(55,669)

Other Income (Expense):
Interest (expense) income	(473)	3	(1,529)	9
Dividend and interest income	221	132	454	294
Foreign transaction loss	236	-	(600)	(124)
Gain on forgiveness of PPP loan	-	477	-	856
Change in fair value of derivative and other accrued liabilities	31	9	66	69
Other (expense) income, net	(86)	(482)	(372)	(554)

Total Other Expense	(71)	139	(1,981)	550

Loss Before Income Taxes	$(27,841)	$(18,974)	$(91,252)	$(55,119)

Provision for income taxes	(308)	-	(308)	-

Net Loss	$(28,149)	$(18,974)	$(91,560)	$(55,119)
Net Loss Per Share:
Basic	$(0.55)	$(0.45)	$(1.95)	$(1.32)
Diluted	$(0.55)	$(0.45)	$(1.95)	$(1.32)

Weighted Average Number of
Common Shares Outstanding:
Basic	42,276,643	33,577,425	46,922,434	41,905,340
Diluted	42,276,643	33,577,425	46,922,434	41,905,340

The accompanying notes are an integral part of these consolidated financial statements.

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BLINK CHARGING CO. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(in thousands, except for share amounts)

	December 31,
	2022	2021

Assets
Current Assets:
Cash and cash equivalents	$36,562	$174,795
Accounts receivable, net	23,581	6,346
Inventory, net	34,740	10,369
Prepaid expenses and other current assets	4,399	1,020

Total Current Assets	99,282	192,530
Restricted cash	71	81
Property and equipment, net	25,862	14,563
Operating lease right-of-use asset	4,174	1,664
Intangible assets, net	26,582	3,455
Goodwill	203,710	19,390
Other assets	2,861	230

Total Assets	$362,542	$231,913

Liabilities and Stockholders’ Equity

Current Liabilities:
Accounts payable	$24,585	$7,134
Accrued expenses and other current liabilities	13,109	5,678
Notes payable	10	10
Current portion of operating lease liabilities	1,738	547
Current portion of financing lease liabilities	306	-
Current portion of deferred revenue	10,572	2,858

Total Current Liabilities	50,320	16,227
Contingent consideration	1,316	-
Consideration payable	40,608	-
Operating lease liabilities, non-current portion	3,030	1,531
Financing lease liabilities, non-current portion	408	-
Other liabilities	645	193
Deferred revenue, non-current portion	5,258	128

Total Liabilities	101,585	18,079

Commitments and contingencies (Note 16)

Stockholders’ Equity:
Common stock, $0.001 par value, 500,000,000 shares authorized, 51,476,445 and 42,423,514, shares issued and outstanding as of December 31, 2022 and 2021, respectively	51	42
Additional paid-in capital	597,982	458,046
Accumulated other comprehensive loss	(3,046)	(1,784)
Accumulated deficit	(334,030)	(242,470)

Total Stockholders’ Equity	260,957	213,834

Total Liabilities and Stockholders’ Equity	$362,542	$231,913

The accompanying notes are an integral part of these consolidated financial statements.

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Blink Charging Co.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	For the Years Ended
	December 31,
	2022	2021
Cash Flows From Operating Activities:
Net loss	$(91,560)	$(55,119)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	9,547	2,731
Non-cash lease expense	997	1,246
Dividend and interest income	-	(62)
Change in fair value of contingent consideration	(1,499)	-
Change in fair value of derivative and other accrued liabilities	66	69
Provision for bad debt	1,336	908
Loss on disposal of fixed assets	113	156
Provision for slow moving and obsolete inventory	78	(187)
Gain on forgiveness of PPP loan	-	(856)
Gain on settlement of accounts payable, net	-	-
Stock-based compensation:
Common stock	5,664	4,391
Options	10,249	14,717
Changes in operating assets and liabilities:
Accounts receivable and other receivables	(11,869)	(5,212)
Inventory	(24,283)	(9,227)
Prepaid expenses and other current assets	(1,782)	710
Other assets	2	262
Accounts payable and accrued expenses	16,243	3,723
Other liabilities	18	103
Lease liabilities	(825)	(1,021)
Deferred revenue	5,140	2,098

Total Adjustments	9,195	14,549

Net Cash Used In Operating Activities	(82,365)	(40,570)

Cash Flows From Investing Activities:
Proceeds from sale of marketable securities	-	6,804
Note receivable	(2,200)	-
Purchase consideration of SemaConnect, net of cash acquired	(38,338)	-
Purchase of marketable securities	-	(7,209)
Capitalization of engineering costs	(294)	(237)
Purchase consideration of Blue Corner, net of cash acquired	-	(22,742)
Purchase consideration of Electric Blue, net of cash acquired	(11,360)	-
Purchases of property and equipment	(5,249)	(7,065)

Net Cash (Used In) Provided By Investing Activities	(57,441)	(30,449)

Cash Flows From Financing Activities:
Proceeds from sale of common stock in public offering [1]	7,386	221,333
Proceeds from exercise of options and warrants	220	2,000
Repayment of financing liability in connection with finance lease	(217)	-
Repayment of notes payable	(681)	-
Payment of financing liability in connection with internal use software	(315)	(62)

Net Cash Provided By Financing Activities	6,393	223,271

Effect of Exchange Rate Changes on Cash and Cash Equivalents	(4,830)	206

Net (Decrease) Increase In Cash and Cash Equivalents and Restricted Cash	(138,243)	152,458

Cash and Cash Equivalents and Restricted Cash - Beginning of Year	174,876	22,418

Cash and Cash Equivalents and Restricted Cash - End of Year	$36,633	$174,876

Cash and cash equivalents and restricted cash consisted of the following:
Cash and cash equivalents	$36,562	$174,795
Restricted cash	71	81
	$36,633	$174,876

1For the year ended December 31, 2022, includes gross proceeds of $7,697, less issuance costs of $311 deducted directly from the offering proceeds. For the year ended December 31, 2021, includes gross proceeds of $232,060, less issuance costs of $10,727 deducted directly from the offering proceeds.

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Non-GAAP Financial Measures

The following table reconciles Net Loss attributable to Blink Charging Co. to EBITDA and Adjusted EBITDA for the periods shown:

	For The Three Months Ended		For The Year Ended
	December 31,		December 31,
	2022	2021	2022	2021

Net Loss	$(28,149)	$(18,974)	$(91,560)	$(55,119)
Add:
Interest Expense	473	(3)	1,529	(9)
Provision for Income Taxes	308	-	308	-
Depreciation and amortization	4,372	1,045	9,547	2,731
EBITDA	(22,996)	(17,932)	(80,176)	(52,397)
Add:
Stock-based compensation	8,092	8,800	15,913	19,108
Acquisition-related costs	150	-	3,933	320
Adjusted EBITDA	$(14,754)	$(9,132)	$(60,330)	$(32,969)

The following table reconciles EPS attributable to Blink Charging Co. to Adjusted EPS for the periods shown:

	For The Three Months Ended		For The Year Ended
	December 31,		December 31,
	2022	2021	2022	2021

Net Income - per diluted share	$(0.55)	$(0.45)	$(1.95)	$(1.32)
Per diluted share adjustments:
Add: Amortization expense of intangible assets	0.04	0.01	0.12	0.02
Acquisition-related costs	-	-	0.08	0.01
Additional stock-based compensation	0.10	-	0.10	-
Adjusted EPS	$(0.41)	$(0.44)	$(1.65)	$(1.29)

Blink Charging Co. publicly reports its financial information in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). To facilitate external analysis of the Company’s operating performance, Blink Charging also presents financial information that are considered “non-GAAP financial measures” under Regulation G and related reporting requirements promulgated by the U.S. Securities and Exchange Commission. Non-GAAP measures should be considered in addition to, and not as a substitute for, or superior to, Net Income or other measures of financial performance prepared in accordance with GAAP and may be different than those presented by other companies, including Blink Charging’s competitors. EBITDA and Adjusted EBITDA are not performance measures calculated in accordance with GAAP and are therefore considered non-GAAP measures. Reconciliation tables are presented above.

EBITDA is defined as earnings (loss) attributable to Blink Charging Co. before interest income (expense), provision for income taxes, and depreciation and amortization. Blink Charging believes EBITDA is useful to its management, securities analysts, and investors in evaluating operating performance because it is one of the primary measures used to evaluate the economic productivity of the Company’s operations, including its ability to obtain and maintain its customers, its ability to operate its business effectively, the efficiency of its employees and the profitability associated with their performance. It also helps Blink Charging’s management, securities analysts, and investors to meaningfully evaluate and compare the results of the Company’s operations from period to period on a consistent basis by removing the impact of its merger and acquisition expenses, financing transactions, and the depreciation and amortization impact of capital investments from its operating results.

The Company also believes that Adjusted EBITDA, defined as EBITDA adjusted for stock-based compensation expense, is useful to securities analysts and investors to evaluate the Company’s core operating results and financial performance because it excludes items that are significant non-cash or non-recurring expenses reflected in the Condensed Consolidated Statements of Operations.

Adjusted earnings per diluted share (“Adjusted EPS”) is not a measure of financial performance under GAAP. Adjusted EPS reflects adjustments to reported diluted earnings per share (“GAAP EPS”) to eliminate amortization expense of intangible assets from acquisitions, acquisition-related costs and additional stock-based compensation expense.

Our definition of Adjusted EBITDA and Adjusted EPS may differ from other companies reporting similarly named measures. These measures should be considered in addition to, and not as a substitute for, or superior to, other measures of financial performance prepared in accordance with GAAP, such as Net Loss, and Diluted Earnings per Share.

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